Exhibit 3.3

THE SECURITIES REPRESENTED BY THIS WARRANT CERTIFICATE (INCLUDING THE SECURITIES ISSUABLE UPON THE EXERCISE OF THE WARRANT) ARE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE WARRANT AGREEMENT DATED AS OF SEPTEMBER [__], 2017, BY AND BETWEEN THE COMPANY AND THE WARRANT AGENT (THE “WARRANT AGREEMENT”). COPIES OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.

SPECIMEN WARRANT CERTIFICATE

Certificate Number
Warrants

THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO 5:00 P.M.

NEW YORK CITY TIME, ON THE EXPIRATION DATE (DEFINED BELOW)

DIGITAL SOCIAL RETAIL, INC.

CUSIP 25401D 11 1

WARRANT

This certifies that FOR VALUE RECEIVED                                                   or his, her or its registered assigns (the “Holder”) is the registered owner of                                          warrants (“Warrants”) of Digital Social Retail, Inc., a Delaware corporation (the “Company”) expiring at 5:00 p.m., New York City time, on the three year anniversary of the initial closing of the Offering (the “Expiration Date”). The Warrants are subject to the terms and conditions set forth in this certificate and the warrant agreement (the “Warrant Agreement”) between the Company and VStock Transfer, LLC, a California limited liability company (the “Warrant Agent”), and all capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Warrant Agreement. Each Warrant entitles the Holder to purchase one share of common stock, par value $0.001 per share, of the Company (“Common Stock”), at the price of $5.10 per share of Common Stock (the “Warrant Price”), at any time after the Separation Date (as such terms defined in the Company’s offering statement on Form 1-A (No. 024-10711) (as amended)) upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse side hereof duly executed, at the corporate office of the Warrant Agent, accompanied by payment of the Warrant Price in the form permitted under the Warrant Agreement.

This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement, a copy of which may be obtained from the Company at 205 E. 42nd St., New York, New York 10017 or the Warrant Agent at 18 Lafayette Place, Woodmere, New York 11598, by a written request from the Holder hereof or which may be inspected by any Holder or his agent at the principal office of the Company or the Warrant Agent.

No fractional shares of Common Stock will be issued upon exercise of the Warrant. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent shall treat the Holder as the absolute owner hereof and of each Warrant represented hereby for all purposes and shall not be affected by any notice to the contrary.

This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Delaware.

This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

This Warrant does not entitle the Holder to any of the rights of a stockholder of the Company.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted thereon.

(SEAL)	DIGITAL SOCIAL RETAIL, INC.

Dated:	By:
Chief Executive Officer

Dated:	By:
Secretary, Treasurer or Assistant Secretary

VSTOCK TRANSFER, LLC,
as Warrant Agent

By:
Authorized Officer

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SUBSCRIPTION FORM

To Be Executed by the Registered Holder in Order to Exercise Warrants

The undersigned Registered Holder irrevocably elects to exercise Warrants represented by this Warrant Certificate, and to purchase the shares of Common Stock issuable upon the exercise of such Warrants, and unless the shares of Common Stock will be delivered electronically via DWAC, requests that certificates for such shares shall be issued in the name of:

Name
(please typewrite or print in block letters)

Address

Address

Tax Identification Number

and be delivered to

Name
(please typewrite or print in block letters)

Address

Address

and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the registered holder at the address stated below:

Dated:	Signature

Address

Address

Tax Identification Number

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If the shares of Common Stock will be delivered electronically via DWAC, the undersigned requests that the shares of Common Stock issuable upon this exercise be issued to the following account:

Name of DTC Participant:

DTC Participant Number:

Name of Account at DTC Participant to be credited with the shares of Common Stock:

Account Number at DTC Participant to be credited with the shares of Common Stock:

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